Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
June 5, 2012	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

diaDexus, Inc.

349 Oyster Point Boulevard

South San Francisco, CA 94080

Re:	Registration Statement on Form S-8: 15,004,396 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to diaDexus, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of up to 15,004,396 shares of common stock of the Company, par value $0.01 per share (the “Shares”), issuable under the diaDexus, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”) and the diaDexus, Inc. Stock Option Agreements with each of Brian E. Ward, R. Michael Richey and Jean-Frédéric Viret (together with the 2012 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2012 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when either (i) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers or (ii) certificates representing the Shares (in the form of the specimen certificate filed as an exhibit to the

June 5, 2012

Registration Statement) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans, and assuming in each case that the individual grants under the 2012 Plan are duly authorized by all necessary corporate action of the Company and duly granted and exercised in accordance with the requirements of law and the 2012 Plan (and the agreements duly adopted thereunder and in accordance therewith), including receipt of payment for such Shares in an amount in cash or other legal consideration of not less than the aggregate par value thereof, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP